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EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Form 8-K/A Amendment No. 1 of Consumer Portfolio Services, Inc. of our report, dated January 23, 2003, for TFC Enterprises, Inc., which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.


/s/ McGladrey & Pullen, LLP

Raleigh, North Carolina
August 4, 2003